EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                For the Periods Ended September 30, 2000 and 1999



Three months ended September 30,                                   2000                             1999
----------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ----------------- ----------------- ---------------- ----------------
Net income                                                 $3,744           $3,744            $2,502           $2,502
Share amounts:
   Average outstanding                                   11,992.5         11,992.5          11,897.3         11,897.3
   Common stock equivalents                                     -            113.7                 -            188.4
------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Weighted average outstanding                          11,992.5         12,106.2          11,897.3         12,085.7
------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Earnings per share                                           $.31             $.31              $.21             $.21
------------------------------------------------ ----------------- ---------------- ----------------- ----------------




Nine months ended September 30,                                    2000                             1999
----------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ---------------- ----------------- ---------------- -----------------
Net income                                                 $9,568           $9,568            $9,020           $9,020
Share amounts:
   Average outstanding                                   11,969.2         11,969.2          11,863.3         11,863.3
   Common stock equivalents                                     -            133.1                 -            226.6
------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Weighted average outstanding                          11,969.2         12,102.3          11,863.3         12,089.9
------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Earnings per share                                           $.80             $.79              $.76             $.75
------------------------------------------------ ----------------- ---------------- ----------------- ----------------